EXHIBIT 10.29

                                   Exhibit D

                          REPLACEMENT PROMISSORY NOTE

$1,500,000                                                   April 1, 2000

FOR VALUE RECEIVED, VisionQuest Worldwide Holdings Corporation, a Delaware corporation, having its principal business office at 7674 West Lake Mead Blvd., Las Vegas, NV 89128 ("Maker"), promises to pay the order of Gerald Holland ("Disbursement Agent"), 4860 N.E. 12th Avenue, Fort Lauderdale, Florida 33334, the principal sum of One Million Five Hundred Thousand Dollars
($1,500,000) lawful money of the United States of America, or so much of that sum as may be advanced under this Note, together with interest

1. Pursuant to the terms and provisions of a certain Loan Agreement ("Loan Agreement") dated February 9, 1999 by and among the Maker, Jules Ross, Richard
A. Hahner, Case Holdings, Inc., Peter Casoria, Jr., Peter Casoria, Sr., Dennis Lopez and Gerald M. Holland (the "Payees") and Robert Bray, Steve Gould, Gerald Holland and Lee Kaplan, the beneficial owners of 4,978,264 shares of Common Stock, $.10 par value, of Maker ("Shareholders"), the Payees have loaned to the Maker the aggregate sum of $1,500,000, such loans are defined in the Loan Agreement as the Initial Loan and the Additional Loan. Pursuant to the terms and provisions of a certain Loan Agreement No. 2 dated as of April 26, 2000 among the Payees, Steve Gould, Lee Kaplan, Damaso W. Saavedra, Edward Cassatly, Roslyn Sugarman, Charles J. Sugarman and the Company it was agreed that the three notes of the Company evidencing the $1,500,000 loans to the Company would be replaced by this Replacement Promissory Note and that all accrued interest on the three notes would be exchanged by the Payees for shares of Common Stock of the Company at the rate of one share for each $.10 of accrued interest. As used herein, the term "Agreements" shall mean the Loan Agreement and Loan Agreement No. 2. All of the agreements, conditions, covenants, provisions and stipulations contained in the Agreements which are to be kept and performed by Maker or the Shareholders with respect to the debt evidenced by this Note, and this Note are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Maker covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

2. (a) Subject to the terms of the Agreements, interest shall accrue, in arrears, without setoff or deduction, from the date of the first advance hereunder and continuing until the Maturity Date (as hereinafter defined), at which time it shall be due and payable.

   (b) The entire unpaid principal balance of this Note and all interest accrued thereon but not previously paid and all other sums payable hereunder, shall be due and payable in full on September 30, 2000 (the "Maturity Date").

3. The principal and interest shall be payable to the Disbursing Agent at his address set forth above, or at such other place as Payees, from time to time, may designate in writing. The Disbursing Agent shall, upon his receipt of payment of interest or principal and collection of such amount distribute to each of the Payees his or its proportionate share of the interest and principal of each such payment on account of this Note as provided in the Loan Agreement.

4. Maker shall have the privilege of prepaying this Note in full but not in part without penalty, at any time, provided not less than twenty (20) days written notice of such election is given by Maker to the Payees.

5. It is further understood, however, that should any default be made in the payment of any installment of principal and interest or any other payment due under this Note on the date such payment is due, or in the performance of any of the agreements, conditions, covenants, provisions or stipulations contained in this Note, in the Loan Agreement or in any of the Loan Documents, as herein defined, or should the employment by the Company of Steve Gould be terminated for any reason whatsoever, then the Disbursement Agent, acting pursuant to instructions of the Payees, at their option and without notice to Maker unless expressly required elsewhere in this Note or the Loan Agreement, may declare due and payable immediately the entire unpaid balance of principal and all other sums due by Maker under this Note, with interest accrued on it at the applicable rate specified above to the date of default and after that date at a "default rate" which shall be highest rate of interest permitted under the laws of Florida, notwithstanding anything to the contrary in this Note or in the Loan Agreement; and payment may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payees in this Note. In such a case Payees may also recover all costs of suit and other expenses in connection with it, together with reasonable attorneys' fees for collection, together with interest on any judgment obtained by Payees at the default rate (defined above), including interest at the default rate from and after the date of any execution, judicial or foreclosure sale until actual payment is made to Payees of the full amount due Payees. This Note, the Agreements, the Non-Recourse Pledge and Conditional Irrevocable Proxy Agreement and the Amended Security Agreement, each of which are referred to herein, shall sometimes be hereinafter referred to herein as the "Loan Documents."

6. (a) Payment of this Note is secured by a Shareholders' Non-Recourse Pledge Agreement, as amended, among the Shareholders, the Maker and the Payees pursuant to which shares of Common Stock, $.10 par value, of the Maker and Class E Warrants have been pledged as security for payment of this Note by the Maker.

   (b) Payment of this Note is also secured by an Amended Security Agreement, as further amended, among the Maker, VisionQuest Worldwide, Inc., a wholly owned subsidiary of the Maker ("VisionQuest") and the Disbursement Agent, as agent for the Payees, pursuant to which VisionQuest has granted to the Payees a lien against products held by it for resale as security for payment of this Note by the Maker.

7. Payees, or the Disbursing Agent on their behalf, shall not exercise any right or remedy provided for herein because of any default of Maker unless (i) in the event of a monetary default, Maker shall have failed to pay the outstanding sums within a period of five (5) business days after the date of the notice of default has been given by the Disbursing Agent or the Payees; or
(ii) in the event of a non-monetary default, Maker shall have failed within a period of thirty (30) days after the date Payees or the Disbursing Agent, as the case may be, has given Maker written notice of such default to cure the non-monetary default; provided, however, Payee shall not be required to give any such notice or to allow any part of the grace period if Maker shall have filed a petition in bankruptcy or reorganization or a bill in equity or otherwise initiated proceedings for the appointment of a receiver of its assets, or if Maker shall have made an assignment for the benefit of creditors, or if receiver or trustee is appointed for Maker and such appointment or such receivership is not terminated within thirty (30) days.

8. Payees' failure to exercise their option to accelerate the indebtedness evidenced by this Note shall not constitute a waiver of the right to exercise that option at any other time so long as that event of default remains outstanding and uncured, or to exercise it upon the occurrence of another default.

9. The remedies of Payees as provided in this Note shall be cumulative and concurrent; may be pursued singly, successively, or together at the sole discretion of Payees, may be exercised as often as occasion for their exercise shall occur; and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of it.

10. Maker waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and it agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Payees.

11. If any provision of this Note is held to be invalid or unenforceable by a Court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be construed liberally in favor of Payees in order to effectuate the provisions of this Note. In no event shall the rate of interest payable under this Note exceed the maximum rate of interest permitted to be charged by the laws of Florida (including the choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to Maker. That refund shall be made by application of the excessive amount of interest paid against any sums outstanding and shall be applied in such order as Payee may determine. If the excessive amount of interest paid exceeds the sums the outstanding, the portion exceeding the sums outstanding shall be refunded in cash by Payees. Any crediting or refund shall not cure or waive any default by Maker under this Note. Maker agrees, however, that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment including, without limitation, prepayment fees and late charges shall be deemed, to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

12. Payees shall not be deemed, by any act or omission or commission, to have waived any of their rights or remedies under this Note unless the waiver is in writing and signed by Payees, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

13. This instrument shall be governed by and construed according to the laws of the State of Florida.

14. Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the words "Payees" and "Maker" shall be deemed to include the respective heirs, personal representatives, successors and assigns of Payee and Maker. If Maker consists of more than one person, corporation or other entity, the obligations and liabilities of such persons, corporations or other entities under this Note shall be joint and several, and the word "Maker" shall mean all or some or any of them.

15. As provided in the Loan Agreement, the Disbursement Agent has been authorized to act on behalf of the Payees with respect to this Note as and to the extent instructed by the Payees.

16. All payments under this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

17. Time is of the essence as to each provision of this Note which requires Maker to take any action within a specified time period.

MAKER AND PAYEES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, VERBAL OR WRITTEN STATEMENTS OR ACTIONS OF EITHER PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEES TO MAKE THE LOAN EVIDENCED BY THIS NOTE.

IN WITNESS WHEREOF, Maker, intending to be legally bound, has duly executed and delivered this Note.

                                      CONTINENTAL HERITAGE CORPORATION

                                      By:
                                      Steve Gould, President

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